Exhibit 10.17

AGREEMENT FOR SALE OF CAPITAL STOCK OF EAST TENNESSEE
CONSULTANTS, INC. AND SALE OF MEMBERSHIP INTERESTS IN
EAST TENNESSEE CONSULTANTS II, LLC

THIS AGREEMENT is made and entered into this 18th day of June, 2009, by and between MILLER PETROLEUM, INC., (hereinafter referred to as “Purchaser”), and EUGENE D. LOCKYEAR, DOUGLAS G. MELTON and JERRY W. SOUTHWOOD (hereinafter referred to as “Sellers”) being the sole and only shareholders of EAST TENNESSEE CONSULTANTS, INC., a Tennessee corporation, ("ETC, Inc.") and being the sole and only members of EAST TENNESSEE CONSULTANTS II, LLC, a Tennessee limited liability company, ("ETC II"), each having its principal place of business in Nashville, Tennessee.

W I T N E S S E T H:

WHEREAS, Purchaser is desirous of acquiring all of the outstanding shares of the stock of EAST TENNESSEE CONSULTANTS, INC. and all of the membership interests in EAST TENNESSEE CONSULTANTS II, LLC (hereinafter called the “Companies”); and

WHEREAS, Sellers are desirous of disposing of all of their right, title and interest in the Companies; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in consideration of the mutual promises and covenants herein contained, the parties hereto represent, warrant, covenant, and agree as follows:

1.                     Purchase by Purchaser. Subject to the terms and conditions set forth herein, each of the Sellers individually agrees to sell to Purchaser, and Purchaser agrees to purchase from Sellers, all but not less than all of the Sellers’ shares of stock and membership interests in Companies (collectively the "Equity Interests") as follows:

	ETC, Inc Shares	ETC II Membership Interest
a. Eugene D. Lockyear	333 1/3	33 1/3%
b. Douglas G. Melton	333 1/3	33 1/3%
c. Jerry W. Southwood	333 1/3	33 1/3%

2.                     Purchase Price. As consideration the Purchaser shall issue and deliver at closing one million (1,000,000) shares of the Common Stock of Purchaser, to be allocated equally among the Sellers. The shares shall be issued in accordance with the following:

a.                           The Sellers shall be granted registration rights with respect to all shares of Common Stock issued to the Sellers hereunder.

b.                           The stock certificates evidencing the shares of Common Stock issued to Sellers hereunder will bear the following legend:

THE SHARES OF STOCK EVIDENCED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

3.                     Representations and Warranties of Sellers. Each of the Sellers of Companies at the date of this Agreement jointly and severally represent and warrant to the best of it’s knowledge, information and belief as follows:

a.                           Companies are a corporation and limited liability company, respectively, duly organized, validity existing and in good standing under the laws of the State of Tennessee, with 1) an authorized capital stock consisting of 1000 shares of capital stock, all common stock and all of the same class, 1000 shares of which are duly issued and now outstanding, fully paid and non-assessable (ETC, Inc.) and 2) a total of 100% ownership shares (ETC II). Companies do not have issued or outstanding any other shares or any subscription or other rights to the issuance or receipt of shares of capital stock or ownership shares; all voting rights are vested exclusively in such capital stock or ownership shares; and Companies do not have outstanding any evidence of indebtedness.

b.                           All the outstanding shares of capital stock (ETC, Inc.) and ownership shares (ETC II,) are owned beneficially and of record by the Sellers as follows:

	ETC, Inc Shares	ETC II Membership Interest
Eugene D. Lockyear	333 1/3	33 1/3%
Douglas G. Melton	333 1/3	33 1/3%
Jerry W. Southwood	333 1/3	33 1/3%

c.                           Each of the Sellers represents that he has full right and title, without any lien or encumbrance whatsoever, to the number of shares of capital stock or ownership shares of Companies set opposite his name, and full and unrestricted right and power to deliver such stock and ownership shares to Purchaser, pursuant to the provisions of this Agreement; upon the delivery of the shares to be purchased by Purchaser under this Agreement, such shares shall be lawfully issued, fully paid and non-assessable shares of Companies, and Purchaser will receive good and absolute title thereto, free from any liens, charges, or encumbrances.

d.                           Companies are not in default in the payment or performance of any of their material obligations, including the obligations of filing reports or returns to any federal, state, or municipal authority.

e.                           Sellers have all requisite power and authority to enter into this Agreement and perform their obligations under this Agreement. Entering into this Agreement and performing the obligations imposed on them by the Agreement will not violate or be in conflict with any provision of Sellers’ Articles of Incorporation or other governing documents, or any agreement or instrument to which Sellers are parties or by which Sellers are bound, or any judgment, decree, order, statute, rule or regulation applicable to Sellers.

f.                           Execution and delivery of this Agreement and the transaction contemplated by it has been duly and validly authorized by all requisite action, corporate and otherwise, on the part of Sellers, and if necessary the Companies and will not require authorization or approval by any third party or entity, will not violate any judgment or order of any court pertaining to Sellers or the Companies the assets to be conveyed, will not conflict with or result in a breach of or default under any agreement, contract, commitment, lease or undertaking to which Sellers or Companies are parties and will not result in the creation or imposition of any encumbrances upon the assets to be conveyed.

g.                           This Agreement constitutes the legal, valid and binding obligation of Sellers enforceable in accordance with its terms.

h.                           Attached as Exhibit 1 is a list of all active well interests and all other well interests the company is able to identify.

i.                            Attached as Exhibit 2 is a list of all oil and gas leases or lease assignments in which the Companies own an interest.

j.                            Attached as Exhibit 3 is a list of all contracts in which the Companies are a party, including any employment contracts.

k.                           Attached as Exhibit 4 is a list of all certificates of deposit or other bonds placed with the Tennessee Oil and Gas Board in order to satisfy the Companies’ State of Tennessee plugging bond requirement.

l.                            Attached as Exhibit 5 is the listing of interests of the Companies in gas gathering pipeline system.

m.                          To the best of their knowledge Sellers and/or Companies have paid in full all taxes and assessments imposed on the Companies or the assets to be conveyed by any local, state, federal or other taxing authority and there are no tax liens of record, or pending or threatened, with regard to the assets of the Companies other than any identified as Exhibit 6 to this Agreement.

n.                           Exhibit 7 identifies all liens and encumbrances affecting the assets of the Companies. Except for any Permitted Encumbrances identified on the attached Exhibit 7.a., the Companies have good and marketable title to their assets, free and clear of all liens, encumbrances, burdens and claims; provided, however, that with regard to those leases on whose subject property there is no well to hold such lease by production, Sellers warrant and represent that title thereto is free and clear of all liens, encumbrances, burdens and claims created by the Companies or any of their affiliates.

o.                           All royalties, rentals and other payments due on the leases and contracts of the Companies have been paid and accepted and all conditions necessary to keep the leases and contracts in full force and effect have been fully performed in all material respects and the leases and contracts are in full force and effect except as disclosed below in Exhibit 8 to this Agreement.

p.                           Sellers have not received written notice that the Companies are in default under any contract or agreement pertaining to the assets to be conveyed.

q.                           All financial information and statements provided to Miller are accurate.

r.                            All contracts, documents and information concerning the assets of the Companies have been given to Miller.

s.                           All contracts, leases or other agreements to which the Companies are parties have been disclosed.

t.                            The Companies’ operations in regard to the assets being conveyed have been in full compliance with all federal, state and local laws, rules and regulations, and those warranties required by state and federal securities laws.

u.                           No brokerage commission will be due as a result of this transaction.

v.                           All litigation and claims, or potential claims, of which Sellers are aware, are identified on the attached Exhibit 9.

w.                           There are no undisclosed liens, encumbrances, claims or liabilities.

4.                     Non-Competition Agreement. As an inducement to Purchaser to purchase the Equity Interests, each of the Sellers agrees that for a period of three (3) years from and after the date of this Agreement they shall not engage, directly or indirectly, in competition with the Companies or with Purchaser in regard to oil and gas operations, including but not limited to oil and gas development, drilling, exploration, production or management activities. In the event of a violation of this provision Purchaser shall be entitled to injunctive relief.

5.                     Waiver of Stock Transfer Restrictions. Each of the Sellers hereby waives all pre-emptive rights and restrictions, if any, on the sale and transfer of the Equity Interests being sold hereunder. Each of the Sellers consents to the signing of this Agreement by the other Sellers and waives any option, right of first refusal or other right or claim to purchase the Equity Interests owned by the other Sellers.

6.                     Conditions. Purchaser's obligation to consummate the transaction contemplated by this Agreement is subject to the condition that the Companies have good and marketable title in fee simple to all of their real properties other than leasehold interests, and good and marketable title to all of their personal properties and assets, and that the said real estate and personal properties, and assets are free of any mortgage, pledge, liens, conditional sales agreements, encumbrances, and charges except as identified on Exhibit 7.a. as a Permitted Encumbrance.

7.                     Appointment as Vice President. Upon the closing of this transaction Eugene D. Lockyear shall be appointed Vice President of Operations, which shall include the authority to hire, supervise and fire non-officer operational personnel. He shall retain that position as long as his job performance is satisfactory to Purchaser but in any event this provision shall not entitle him to employment more than three years from the date of this Agreement.

8.                     Continued Employment. Each of the Sellers shall be retained as employees of ETC, Inc. for a period of three years from the date of this Agreement at the same compensation levels and benefits to which they were entitled as of May 1, 2009. Sellers' employment shall not be subject to termination prior to the expiration of the three year term except (a) for failure to satisfactorily perform their job responsibilities, (b) for cause, or (c) upon the sale of the Companies to a third-party purchaser.

9.                     Bonus. In the event that any of the Sellers incurs income tax liability as a result of the sale of his interest in the Companies, upon request of Seller, Purchaser shall within thirty (30) days pay Seller a bonus in a net amount sufficient to satisfy the face amount of the tax liability incurred (excluding any penalties or interest incurred with regard to such tax obligations).

10.                   Governing Law. This Agreement shall be construed according to the laws of the State of Tennessee and the exclusive jurisdiction of any legal actions relating to this transaction shall be in the courts of the state of Tennessee.

11.                   Further Documentation. All parties hereto agree to execute such further documents or agreements as may be necessary or desirable to effect the purposes of this Agreement and to carry out its provisions.

12.                   Breach. In the event that either party defaults on or refuses to abide by any provision of this Agreement and the non-defaulting party is forced to resort to legal action against the defaulting party then the defaulting party shall reimburse the non-defaulting party for all attorney’s fees and costs reasonably incurred in curing the default or refusal.

13.                   Signatures. The parties agree that this Agreement may be executed in counterpart originals and that signatures for this Agreement may be transmitted or delivered electronically or digitally, and that signatures delivered via e-mail or facsimile transmission shall be deemed to be, and treated as, original signatures.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first above written.

PURCHASER:

MILLER PETROLEUM, INC.

By:  /s/ Scott Boruff

Title:  CEO

SELLERS:

/s/ Eugene D. Lockyear

EUGENE D. LOCKYEAR

/s/ Douglas G. Melton

DOUGLAS G. MELTON

/s/ Jerry W. Southwood

JERRY W. SOUTHWOOD

STATE OF TENNESSEE	)
)
COUNTY OF SCOTT	)

Before me, Charlotte A. Duncan, a Notary Public of the State and County aforesaid, personally appeared MILLER PETROLEUM INC. by SCOTT BORUFF, its CEO, who acknowledged before me that he did sign the foregoing instrument, the same is the free act and deed of said Corporation and the free act and deed of him personally as such officer.

WITNESS my hand at office this 18th day of June, 2009.

/s/ Charlotte A. Duncan

Notary Public

My Commission Expires: July 27, 2009

STATE OF TENNESSEE	)
)
COUNTY OF SCOTT	)

Personally appeared before me, CHARLOTTE DUNCAN, a Notary Public of the State and County aforesaid, the within named bargainor, EUGENE D. LOCKYEAR, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the within instrument for the purpose therein contained.

WITNESS my hand at office this 18th of June, 2009.

/s/ Charlotte A. Duncan

Notary Public

My Commission Expires: July 27, 2009

STATE OF TENNESSEE	)
)
COUNTY OF SCOTT	)

Personally appeared before me, CHARLOTTE DUNCAN, a Notary Public of the State and County aforesaid, the within named bargainor, DOUGLAS G. MELTON, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the within instrument for the purpose therein contained.

WITNESS my hand at office this 18th of June, 2009.

/s/ Charlotte A. Duncan

Notary Public

My Commission Expires: July 27, 2009

STATE OF TENNESSEE	)
)
COUNTY OF SCOTT	)

Personally appeared before me, CHARLOTTE DUNCAN, a Notary Public of the State and County aforesaid, the within named bargainor, JERRY W. SOUTHWOOD, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the within instrument for the purpose therein contained.

WITNESS my hand at office this 18TH of June, 2009.

/s/ Charlotte A. Duncan

Notary Public

My Commission Expires: July 27, 2009